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                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Halsey M. Minor and Shelby W. Bonnie, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       Signature                      Title                           Date
       ---------                      -----                           ----

/s/ Halsey W. Minor           Chairman of the Board,              June 25, 1996
    --------------       President, Chief Executive Officer
    Halsey W. Minor

/s/ Shelby W. Bonnie         Executive Vice President,            June 25, 1996
    ----------------          Chief Operating Officer,
    Shelby W. Minor           Chief Financial Officer,
                               Secretary and Director

/s/ Kevin Wendle             Executive Vice President,            June 25, 1996
    ------------          President of Television division,
    Kevin Wendle       Executive Producer of Internet division
                                   and Director

/s/ Douglas Hamilton                 Director                     June 25, 1996
    ----------------
    Douglas Hamilton

/s/ Mitchell Kertzman                Director                     June 25, 1996
    -----------------
    Mitchell Kertzman

/s/ Eric Robison                     Director                     June 25, 1996
    -------------
    Eric Robison

/s/ William Savoy                    Director                     June 25, 1996
    -------------
    William Savoy